Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

MARY PAULINE STANKUVIENE
831 Laca Street
Dayton, NV 89403, USA

Work Order #: W2023052202099
May 22, 2023
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 2076

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Articles of Incorporation-For-Profit • 200,000,000@0.0001 Common = $20,000.00 • 10,000,000@0.0001 Preferred = $1,000.00 • # Of No Par Values Shares 0 • Authorized Value $210,000.00	Fees	20233213197	5/22/2023 5:13:02 PM	InternalReview	1	$275.00	$275.00
Initial List	Fees	20233213199	5/22/2023 5:13:02 PM	InternalReview	1	$150.00	$150.00
Initial List	Business License Fee	20233213199	5/22/2023 5:13:02 PM	InternalReview	1	$500.00	$500.00
Total							$925.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6848007704496980203061	Success	$925.00
Total			$925.00

Credit Balance: $0.00

MARY PAULINE STANKUVIENE
831 Laca Street
Dayton, NV 89403, USA

1

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

MARY PAULINE STANKUVIENE
831 Laca Street
Dayton, NV 89403, USA

Work Order #: W2023052202099
May 22, 2023
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 2076

Charges

Description	Fee Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Articles of Incorporation-For-Profit • 200,000,000@0.0001 Common = $20,000.00 • 10,000,000@0.0001 Preferred = $1,000.00 • # Of No Par Values Shares 0 • Authorized Value $210,000.00	Fees	20233213197	5/22/2023 5:13:02 PM	InternalReview	1	$275.00	$275.00
Initial List	Fees	20233213199	5/22/2023 5:13:02 PM	InternalReview	1	$150.00	$150.00
Initial List	Business License Fee	20233213199	5/22/2023 5:13:02 PM	InternalReview	1	$500.00	$500.00
Total							$925.00

Payments

Type	Description	Payment Status	Amount
Credit Card	6848007704496980203061	Success	$925.00
Total			$925.00

Credit Balance: $0.00

MARY PAULINE STANKUVIENE
831 Laca Street
Dayton, NV 89403, USA

2

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/22/2023

Work Order Item Number:	W2023052202099 - 2922220
Filing Number:	20233213197
Filing Type:	Articles of Incorporation-For-Profit
Filing Date/Time:	05/22/2023 17:13:02 PM
Filing Page(s):	3

Indexed Entity Information:

Entity ID: E32131982023-9

Entity Name: NusaTrip Inc.

Entity Status: Active

Expiration Date: None

Commercial Registered Agent
NEVADA DISCOUNT REGISTERED AGENT, INC.
831 LACA ST, DAYTON, NV 89403, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

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STATE OF NEVADA

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

05/22/2023

Work Order Item Number: W2023052202099 - 2922221
Filing Number: 20233213199
Filing Type: Initial List
Filing Date/Time: 05/22/2023 17:13:02 PM
Filing Page(s): 2

Indexed Entity Information:

Entity ID: E32131982023-9
Entity Name: NusaTrip Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
NEVADA DISCOUNT REGISTERED AGENT, INC.
831 LACA ST, DAYTON, NV 89403, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Page 1 of 1

Commercial Recording Division
202 N. Carson Street

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FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E32131982023-9
FVAguilar	Filing Number 20233213197
Secretary of State State Of Nevada	Filed On 05/22/2023 17:13:02 PM
	Number of Pages 3

Formation - Profit Corporation

- [x] NRS 78 - Articles of Incorporation Profit Corporation
- [ ] NRS 80 - Foreign Corporation
- [ ] NRS 89 - Articles of Incorporation Professional Corporation

☐ 78A Formation - Close Corporation

(Name of closed corporation MUST appear in the below heading)

Articles of Formation of ______________________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

NusaTrip Inc.

2. Registered Agent for Service of Process: (Check only one box)

- [x] Commercial Registered Agent (name only below)
- [ ] Noncommercial Registered Agent (name and address below)
- [ ] Office or position with Entity (title and address below)

NEVADA DISCOUNT REGISTERED AGENT, INC.
Name of Registered Agent OR Title of Office or Position with Entity

831 LACA ST	DAYTON	Nevada	89403
Street Address	City		Zip Code
		Nevada	
Mailing Address (If different from street address)	City		Zip Code

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Mary P. Stankuviene — 05/22/2023

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — **Date**

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors ☐ Yes OR ☑ No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

1) Dennis Nguyen
Name

PO Box 100	Carson City	NV	89702
Address	City	State	Zip Code

2) Raynauld Liang
Name

PO Box 100	Carson City	NV	89702
Address	City	State	Zip Code

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: ____________

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. ☐

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FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application

Initial List Of Officers, Managers, Members, General Partners, Managing Partners, or Trustees:

NusaTrip Inc.

NAME OF ENTITY

TYPE OR PRINT ONLY - USE DARK INK ONLY - DO NOT HIGHLIGHT

IMPORTANT: *Read instructions before completing and returning this form.*

Please indicate the entity type (check only one):

Filed in the Office of	Business Number E32131982023-9
FVAguilar	Filing Number 20233213199
Secretary of State State Of Nevada	Filed On 05/22/2023 17:13:02 PM
	Number of Pages 2

- ☑ Corporation
  - ☐ This corporation is publicly traded, the Central Index Key number is:
- ☐ Nonprofit Corporation (see nonprofit sections below)
- ☐ Limited-Liability Company
- ☐ Limited Partnership
- ☐ Limited-Liability Partnership
- ☐ Limited-Liability Limited Partnership (if formed at the same time as the Limited Partnership)
- ☐ Business Trust

Additional Officers, Managers, Members, General Partners, Managing Partners, Trustees or Subscribers, may be listed on a supplemental page.

CHECK ONLY IF APPLICABLE

Pursuant to NRS Chapter 76, this entity is exempt from the business license fee.

- ☐ 001 - Governmental Entity
- ☐ 006 - NRS 680B.020 Insurance Co, provide license or certificate of authority number

For nonprofit entities formed under NRS chapter 80: entities without 501(c) nonprofit designation are required to maintain a state business license, the fee is $200.00. Those claiming and exemption under 501(c) designation must indicate by checking box below.

- ☐ Pursuant to NRS Chapter 76, this entity is a 501(c) nonprofit entity and is exempt from the business license fee. Exemption Code 002

For nonprofit entities formed under NRS Chapter 81: entities which are Unit-owners' association or Religious, Charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C $ 501(c) are excluded from the requirement to obtain a state business license. Please indicate below if this entity falls under one of these categories by marking the appropriate box. If the entity does not fall under either of these categories please submit $200.00 for the state business license.

- ☐ Unit-owners' Association
- ☐ Religious, charitable, fraternal or other organization that qualifies as a tax-exempt organization pursuant to 26 U.S.C. $501(c)

For nonprofit entities formed under NRS Chapter 82 and 80: **Charitable Solicitation Information - check applicable box**

Does the Organization intend to solicit charitable or tax deductible contributions?

- ☐ No - no additional form is required
- ☐ Yes - the *Charitable Solicitation Registration Statement* is required.
- ☐ The Organization claims exemption pursuant to NRS 82A 210 - the *Exemption From Charitable Solicitation Registration Statement* is required

****Failure to include the required statement form will result in rejection of the filing and could result in late fees.****

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FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Initial List and State Business License Application - Continued

Officers, Managers, Members, General Partners, Managing Partners or Trustees:

CORPORATION, INDICATE THE PRESIDENT:

Name	Country		
Dennis Nguyen	USA		
Address	**City**	**State**	**Zip/Postal Code**
PO Box 100	Carson City	NV	89702

CORPORATION, INDICATE THE TREASURER:

Name	Country		
Raynauld Liang	USA		
Address	**City**	**State**	**Zip/Postal Code**
PO Box 100	Carson City	NV	89702

CORPORATION, INDICATE THE SECRETARY:

Name	Country		
Peter DiChiara	USA		
Address	**City**	**State**	**Zip/Postal Code**
PO Box 100	Carson City	NV	89702

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Dennis Nguyen	USA		
Address	**City**	**State**	**Zip/Postal Code**
PO Box 100	Carson City	NV	89702

CORPORATION, INDICATE THE DIRECTOR:

Name	Country		
Raynauld Liang	USA		
Address	**City**	**State**	**Zip/Postal Code**
PO box 100	Carson City	NV	89702

None of the officers and directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the office of the Secretary of State.

X Peter DiChiara

Signature of Officer, Manager, Managing Member, General Partner, Managing Partner, Trustee, Member, Owner of Business, Partner or Authorized Signer *FORM WILL BE RETURNED IF UNSIGNED*

Title: Secretary

Date: 05/22/2023

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SECRETARY OF STATE

STATE OF NEVADA

DOMESTIC CORPORATION (78) CHARTER

I, FRANCISCO V. AGUILAR, the duly qualified and elected Nevada Secretary of State, do hereby certify that **NusaTrip Inc.** did, on 05/22/2023, file in this office the original Articles of Incorporation-For-Profit that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/22/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate
Number: B202305223670100
You may verify this certificate
online at http://www.nvsos.gov

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SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

NusaTrip Inc.

Nevada Business Identification # NV20232795676
Expiration Date: 05/31/2024

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 05/22/2023.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202305223670101
You may verify this certificate
online at http://www.nvsos.gov

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NUSATRIP INCORPORATED

ARTICLES OF INCORPORATION

May 22, 2023

FIRST

The name of this corporation is NUSATRIP INCORPORATED

SECOND

Its principal office in the State of Nevada is located at 701 S. CARSON STREET, SUITE 200, Carson City, NV, 89701,. The name and address of its resident agent is VCorp Services, LLC, at the above address.

THIRD

The purpose or purposes for which the corporation is organized is any lawful purpose.

FOURTH

The total number of shares of all stock which the Corporation shall have authority to issue is 110,000,000 shares, consisting of: (i) 100,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock"). If, in the future, the corporation authorizes preferred stock, the Board of Directors is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of preferred stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Revised Statues.

FIFTH

The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation. The number of members of the Board of Directors shall not be less than one nor more than thirteen. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

SEVENTH

The corporation is to have perpetual existence.

EIGHTH

In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the bylaws, to make, alter, amend or repeal the bylaws of the corporation. All the corporate powers of the corporation shall be exercised by the board of directors except as otherwise limited herein or in the bylaws or by law.

NINTH

The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Nevada.

A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

ELEVENTH

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she, or a person with whom he or she is a legal representative, is or was a director of the corporation, or who is serving at the request of the corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article.

Without limiting the application of the foregoing, the board of directors may adopt by-laws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

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